Exhibit 10.2

89BIO, INC.

2019 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

ORIGINALLY ADOPTED BY THE BOARD: SEPTEMBER 17, 2019

ORIGINALLY APPROVED BY THE STOCKHOLDERS: SEPTEMBER 17, 2019

AMENDED AND RESTATED PLAN ADOPTED BY THE BOARD: OCTOBER 24, 2019

AMENDED AND RESTATED PLAN APPROVED BY THE STOCKHOLDERS: OCTOBER 24, 2019

EFFECTIVE DATE: SEPTEMBER 17, 2019

AMENDED AND RESTATED EFFECTIVE DATE: OCTOBER 24, 2019

1.	GENERAL.

(a) Successor to Prior Plan. This Plan is the successor to the 89Bio Ltd. 2018 Equity Incentive Plan, as amended and together with any attachments thereto (the “Prior Plan”). From and after 12:01 a.m. Eastern time on the Effective Date, no additional stock awards will be granted under the Prior Plan. In addition, all stock awards granted under the Prior Plan prior to the Effective Date that remain outstanding on the Effective Date shall be cancelled and replaced with equivalent Awards under this Plan. All Awards granted on or after 12:01 a.m. Eastern Time on the Effective Date are subject to the terms of this Plan.

(b) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(c) Available Awards. This Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; (vi) Performance Stock Awards; and (vii) Performance Cash Awards.

(d) Purpose. This Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible award recipients may benefit from increases in the value of the Common Stock.

2.	ADMINISTRATION.

(a) Administration by Board. The Board will administer this Plan. The Board may delegate administration of this Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of this Plan:

(i) To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret this Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of this Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in this Plan or in any Award Document or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make this Plan or Award fully effective.

(iii) To settle all controversies regarding this Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, or to extend, in whole or in part, the time during which an Award may be exercised or vest, or at which cash or shares of Common Stock may be issued.

(v) To suspend or terminate this Plan at any time. Except as otherwise provided in this Plan or an Award Document, suspension or termination of this Plan will not materially impair a Participant’s rights under his or her then-outstanding Award without his or her written consent except as provided in subsection (viii) below.

(vi) To amend this Plan in any respect the Board deems necessary or advisable, including, without limitation, adopting amendments relating to Incentive Stock Options and nonqualified deferred compensation under Section 409A of the Code and/or making this Plan or Awards granted under this Plan exempt from or compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of this Plan that (A) materially increases the number of shares of Common Stock available for issuance under this Plan, (B) materially expands the class of individuals eligible to receive Awards under this Plan, (C) materially increases the benefits accruing to Participants under this Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under this Plan, (E) materially extends the term of this Plan, or (F) materially expands the types of Awards available for issuance under this Plan. Except as otherwise provided in this Plan (including subsection (viii) below) or an Award Document, no amendment of this Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii) To submit any amendment to this Plan for stockholder approval, including, but not limited to, amendments to this Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding “incentive stock options” or (B) Rule 16b-3 of the Exchange Act or any successor rule, if applicable.

(viii) To approve forms of Award Documents for use under this Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Documents for such Awards, subject to any specified limits in this Plan that are not subject to Board discretion. A Participant’s rights under any Award will not be impaired by any such amendment unless the Company requests the consent of the affected Participant, and the Participant consents in writing. However, a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. In addition, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code, or (D) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of this Plan and/or Award Documents.

(x) To adopt such procedures and sub-plans as are necessary or appropriate (A) to permit or facilitate participation in this Plan by persons eligible to receive Awards under this Plan who are not citizens of, subject to taxation by, or employed outside, the United States or (B) to allow Awards to qualify for special tax treatment in a jurisdiction other than the United States. Board approval will not be necessary for immaterial modifications to this Plan or any Award Document that are required for compliance with the laws of the relevant jurisdiction.

(xi) To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefore of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) cash award and/or (5) award of other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under this Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of this Plan to a Committee or Committees. If administration of this Plan is delegated to a Committee, the Committee will have, in connection with the administration of this Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee). Any delegation of administrative powers will be reflected in the charter of the Committee to which the delegation is made, or resolutions, not inconsistent with the provisions of this Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to any subcommittee. Unless otherwise provided by the Board, delegation of authority by the Board to a Committee, or to an Officer or employee pursuant to Section 2(d), does not limit the authority of the Board, which may continue to exercise any authority so delegated and may concurrently administer this Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3 of the Exchange Act.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following, to the maximum extent permitted by applicable law: (i) designate Employees who are not Officers to be recipients of Stock Awards and the terms of such Stock Awards; and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on a form that is substantially the same as the form of Stock Award Document approved by the Committee or the Board for use in connection with such Stock Awards, unless otherwise provided for in the resolutions approving the delegation authority.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board (or a duly authorized Committee, subcommittee or Officer exercising powers delegated by the Board under this Section 2) in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.	SHARES SUBJECT TO THIS PLAN.

(a) Share Reserve.

(i) Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed 2,844,193 shares of Common Stock (the “Share Reserve”) plus any shares of Common Stock added as a result of the “evergreen” provision in Section 3(a)(ii).

(ii) The Share Reserve will automatically increase on January 1st of each year beginning in 2020 and ending with a final increase on January 1, 2029, in an amount equal to four percent (4%) of the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year. The Board may provide that there will be no January 1st increase in the Share Reserve for any such year or that the increase in the Share Reserve for any such year will be a smaller number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(iii) For clarity, the Share Reserve is a limitation on the number of shares of Common Stock that may be issued under this Plan. As a single share may be subject to grant more than once (e.g., if a share subject to a Stock Award is forfeited, it may be made subject to grant again as provided in Section 3(b) below), the Share Reserve is not a limit on the number of Stock Awards that can be granted.

(iv) Shares may be issued under the terms of this Plan in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under this Plan.

(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion of a Stock Award (i) expires, is cancelled or forfeited or otherwise terminates without all of the shares covered by the Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, cancellation, forfeiture, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that are available for issuance under this Plan. If any shares of Common Stock issued under a Stock Award are forfeited back to, reacquired at no cost by, or repurchased at cost by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited, reacquired or repurchased will revert to and again become available for issuance under this Plan. Any shares retained and not issued by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will not reduce (or otherwise offset) the number of shares of Common Stock that are available for issuance under this Plan. Any shares reacquired by the Company (as distinguished from being retained without issuance by the Company) in satisfaction of tax withholding obligations on a Stock Award, as consideration for the exercise or purchase price of a Stock Award, or with the proceeds paid by the Participant under the terms of a Stock Award, will again become available for issuance under this Plan, but only if such reacquisition occurs during the period beginning on the Effective Date and ending on the tenth (10th) anniversary of the date on which the Company’s stockholders initially approved this Plan.

(c) Incentive Stock Option Limit. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued on the exercise of Incentive Stock Options will be 2,844,193 shares of Common Stock.

(d) Source of Shares. The stock issuable under this Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise or shares classified as treasury shares.

4.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Document will conform to (through incorporation of provisions hereof by reference in the applicable Award Document or otherwise) the substance of each of the following provisions:

(a) Term. Subject to Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of 10 years from the date of its grant or such shorter period specified in the Award Document.

(b) Exercise Price. Subject to Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a corporate transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code (including, but not limited to, Options or SARs issued in substitution for awards outstanding under the Prior Plan on the Effective Date). Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The purchase price shall be denominated in U.S. dollars. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the United States Federal Reserve Board or a successor regulation, or a similar rule in a foreign jurisdiction of domicile of a Participant, that, prior to or contemporaneously with the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the proceeds of sale of such stock;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Document.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Award Document evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR (with respect to which the Participant is exercising the SAR on such date), over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Document evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board determines. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by U.S. Treasury Regulation 1.421-1(b)(2) or other applicable law. If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of performance goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR will terminate.

(h) Extension of Termination Date. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document. In addition, unless otherwise provided in a Participant’s applicable Award Document, or other agreement between the Participant and the Company, if the sale of any Common Stock received upon exercise of an

Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, and the Company does not waive the potential violation of the policy or otherwise permit the sale, or allow the Participant to surrender shares of Common Stock to the Company in satisfaction of any exercise price and/or any withholding obligations under Section 9(h), then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in this Plan or the applicable Award Document, or other agreement between the Participant and the Company, for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death, and (ii) the expiration of the term of such Option or SAR as set forth in the applicable Award Document. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Document or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate upon the date on which the event giving rise to the termination for Cause first occurred, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date on which the event giving rise to the termination for Cause first occurred (or, if required by law, the date of termination of Continuous Service). If a Participant’s Continuous Service is suspended pending an investigation of the existence of Cause, all of the Participant’s rights under the Option or SAR will also be suspended during the investigation period.

(i) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least 6 months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the U.S. Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Change in Control in which such Option or SAR is not assumed, continued, or substituted, or (iii) upon the non-exempt Employee’s retirement (as such term may be defined in the non-exempt Employee’s applicable Award Document, in another agreement between the non-exempt Employee and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than 6 months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt Employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the U.S. Worker Economic Opportunity Act to ensure that any income derived by a non-exempt Employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from such employee’s regular rate of pay, the provisions of this paragraph will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Documents.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Document will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Documents may change from time to time, and the terms and conditions of separate Restricted Stock Award Documents need not be identical. Each Restricted Stock Award Document will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Document may be subject to forfeiture to the Company in accordance with a vesting schedule and subject to such conditions as may be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Document.

(iv) Transferability. Common Stock issued pursuant to an Award, and rights to acquire shares of Common Stock under the Restricted Stock Award Document, will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Document, as the Board determines in its sole discretion, so long as such Common Stock remains subject to the terms of the Restricted Stock Award Document.

(v) Dividends. Any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Document will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Documents may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Documents need not be identical. Each Restricted Stock Unit Award Document will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Document.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Document. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any dividend equivalents and/or additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Document to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Document, or other agreement between the Participant and the Company, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable (including that may be granted, vest or exercised) contingent upon the attainment during a Performance Period of the achievement of certain performance goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the performance goals to be achieved during the Performance Period, and the measure of whether and to what degree such performance goals have been attained will be conclusively determined by the Committee, the Board, or an authorized Officer, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Document, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that is granted and/or becomes payable contingent upon the attainment during a Performance Period of the achievement of certain performance goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the performance goals to be achieved during the Performance Period, and the measure of whether and to what degree such performance goals have been attained will be conclusively determined by the Committee, the Board, or an authorized Officer, in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Board Discretion. The Committee, the Board, or an authorized Officer, as the case may be, retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a Performance Period.

7.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over this Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act this Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under this Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to, and does not undertake to, provide tax advice or to minimize the tax consequences of an Award to the holder of such Award.

8.	MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the latest date that all necessary corporate action has occurred and all material terms of the Award (including, in the case of stock options, the exercise price thereof) are fixed, unless otherwise determined by the Board, regardless of when the documentation evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Document as a result of a clerical error in the papering of the Award Document, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Document.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Stock Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in this Plan, any Award Document or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or any other capacity or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, including, but not limited to, Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the organizational documents of the Company or an Affiliate (including articles of incorporation and bylaws), and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence), or the Participant’s role or primary responsibilities are changed to a level that, in the Board’s determination does not justify the Participant’s unvested Awards, and such reduction or change occurs after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds USD$100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award, and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (i) the issuance of the shares upon the exercise of a Stock Award or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under this Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. Unless prohibited by the terms of an Award Document, the Company may, in its sole discretion, satisfy any national, state, local or other tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award (only up to the amount permitted that will not cause an adverse accounting consequence or cost); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant, including proceeds from the sale of shares of Common Stock issued pursuant to a Stock Award; or (v) by such other method as may be set forth in the Award Document.

(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto), or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code (to the extent applicable to a Participant). Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of this Plan and in accordance with applicable law.

(k) Compliance with Section 409A. Unless otherwise expressly provided for in an Award Document, or other agreement between the Participant and the Company, this Plan and Award Documents will be interpreted to the greatest extent possible in a manner that makes this Plan and the Awards granted hereunder exempt from Section 409A of the Code, to the extent that Section 409A of the Code is applicable to an Award, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Document evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Document is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Document. Notwithstanding anything to the contrary in this Plan (and unless the Award Document specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code and the Participant is otherwise subject to Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

(i) Clawback/Recovery. All Awards granted under this Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Document as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to this Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); and (iii) the class(es) and number of securities or other property and value (including price per share of stock) subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Document, or other agreement between the Participant and the Company, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Change in Control. The following provisions will apply to Awards in the event of a Change in Control unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award. In the event of a Change in Control, then, notwithstanding any other provision of this Plan, the Board will take one or more of the following actions with respect to each outstanding Award, contingent upon the closing or completion of the Change in Control:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a similar award for the Award (including, but not limited to, an award to acquire the same consideration per share paid to the stockholders of the Company pursuant to the Change in Control);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Award (and, if applicable, the time at which the Award may be exercised) to a date prior to the effective time of such Change in Control as the Board will determine (or, if the Board will not determine such a date, to the date that is 5 days prior to the effective date of the Change in Control), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control, and with such exercise reversed if the Change in Control does not become effective;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award;

(v) cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for such cash consideration, if any, as the Board, in its reasonable determination, may consider appropriate as an approximation of the value of the canceled Award, taking into account the value of the Common Stock subject to the canceled Award, the possibility that the Award might not otherwise vest in full, and such other factors as the Board deems relevant; and

(vi) cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value in the Change in Control of the property the Participant would have received upon the exercise of the Award immediately prior to the effective time of the Change in Control, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of an Award.

In the absence of any affirmative determination by the Board at the time of a Change in Control, each outstanding Award will be assumed or an equivalent Award will be substituted by such successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”), unless the Successor Corporation does not agree to assume the Award or to substitute an equivalent Award, in which case the vesting of such Award will accelerate in its entirety (along with, if applicable, the time at which the Award may be exercised) to a date prior to the effective time of such Change in Control as the Board will determine (or, if the Board will not determine such a date, to the date that is 5 days prior to the effective date of the Change in Control), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control, and with such exercise reversed if the Change in Control does not become effective.

(d) Acceleration of Awards upon a Change in Control. An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Award Document for such Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10.	TERMINATION OR SUSPENSION OF THIS PLAN.

The Board or the Compensation Committee may suspend or terminate this Plan at any time. This Plan will have no fixed expiration date; provided, however, that no Incentive Stock Option may be granted more than 10 years after the later of (i) the Adoption Date and (ii) the adoption by the Board of any amendment to this Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code. No Awards may be granted under this Plan while this Plan is suspended or after it is terminated.

11.	EFFECTIVE DATE OF PLAN; TIMING OF FIRST GRANT OR EXERCISE.

This Plan shall come into existence on the Effective Date and no Award may be granted under this Plan prior to the Effective Date. In addition, no Stock Award may be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, or Performance Stock Award, may be granted) and no Performance Cash Award may be settled unless and until this Plan has been approved by the stockholders of the Company, which approval will be within 12 months before or after the Adoption Date.

12.	CHOICE OF LAW.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	DEFINITIONS.

As used in this Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Adoption Date” means the date this Plan is originally adopted by the Board.

(b) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company, as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c) “Award” means a Stock Award or a Performance Cash Award.

(d) “Award Document” means a written agreement between the Company and a Participant, or a written notice issued by the Company to a Participant, evidencing the terms and conditions of an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(g) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to this Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(h) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company or any Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) Participant’s failure substantially to perform his or her duties and responsibilities to the Company or any Affiliate or violation of a policy of the Company or any Affiliate; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other misconduct that has caused or is reasonably expected to result in injury to the Company or any Affiliate; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company or any Affiliate; or (iv) Participant’s breach of any of his or her obligations under any written agreement or covenant with the Company or any Affiliate. The determination as to whether a Participant is being terminated for Cause will be made in good faith by the Company and will be final and binding on the Participant. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company, any Affiliate or such Participant for any other purpose.

(i) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing 50% or more of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) 50% or more of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the Adoption Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under U.S. Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

(j) “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(k) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(l) “Compensation Committee” means the Compensation Committee of the Board.

(m) “Common Stock” means the common stock of the Company.

(n) “Company” 89bio, Inc., a Delaware corporation.

(o) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of this Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form Registration Statement on Form S-8 or a successor form under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(p) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. If the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. In addition, if required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under U.S. Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder). A leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the applicable Award Document, the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(q) “Director” means a member of the Board.

(r) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months as provided in Sections 22(e)(3) and 409A(a)(2)(C)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(s) “Effective Date” means September 17, 2019.

(t) “Employee” means any person providing services as an employee of the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of this Plan.

(u) “Entity” means a corporation, partnership, limited liability company or other entity.

(v) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(w) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(x) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock as of any date of determination will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(y) “Incentive Stock Option” means an option granted pursuant to Section 5 of this Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(z) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act.

(aa) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of this Plan that does not qualify as an Incentive Stock Option.

(bb) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(cc) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to this Plan.

(dd) “Option Agreement” means an Award Document evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of this Plan.

(ee) “Optionholder” means a person to whom an Option is granted pursuant to this Plan or, if applicable, such other person who holds an outstanding Option.

(ff) “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(gg) “Participant” means a person to whom an Award is granted pursuant to this Plan or, if applicable, such other person who holds an outstanding Stock Award.

(hh) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(ii) “Performance Period” means the period of time selected by the Board over which the attainment of one or more performance goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(jj) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(kk) “Plan” means this 2019 Equity Incentive Plan of 89bio, Inc., as amended and restated from time to time.

(ll) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(mm) “Restricted Stock Award Document” means an Award Document evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Document will be subject to the terms and conditions of this Plan.

(nn) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(oo) “Restricted Stock Unit Award Document” means an Award Document evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Document will be subject to the terms and conditions of this Plan.

(pp) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(qq) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(rr) “Stock Appreciation Right Award Document” means an Award Document evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Award Document will be subject to the terms and conditions of this Plan.

(ss) “Stock Award” means any right to receive Common Stock granted under this Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, or a Performance Stock Award.

(tt) “Stock Award Document” means an Award Document evidencing the terms and conditions of a Stock Award grant. Each Stock Award Document will be subject to the terms and conditions of this Plan.

(uu) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(vv) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

END OF DOCUMENT

89BIO, INC.

2019 EQUITY INCENTIVE PLAN

NOTICE OF GRANT OF STOCK OPTION

(UNITED STATES AWARD AGREEMENT)

Name of Optionee:

Notice of Grant

89bio, Inc. (the “Company”) hereby grants to the Optionee named above the option to purchase shares (the “Option Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) upon the terms and subject to the conditions set forth in this Grant Notice, the 89bio, Inc. 2019 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement promulgated under such Plan, each as amended from time to time. This award of Option Shares is granted pursuant to the Plan and is subject to and qualified in its entirety by the Stock Option Agreement.

Grant Date:	[ ]

Vesting Commencement Date:	[ ]

Exercise Price:	[ ]

Option Shares:	[ ]

Expiration Date:	[ ] (subject to earlier expiration in accordance with the terms of the Stock Option Agreement)

Type of Option	[ ] Incentive Stock Option

[ ] Nonstatutory Stock Option

Vesting Schedule

These Option Shares shall become vested and exercisable on the following basis:

• [            ]

subject in each case to Continuous Service through each such vesting date. If Optionee ceases Continuous Service for any or no reason before Optionee vests in any portion of the Stock Option, the unvested portion of the Stock Option and Optionee’s right to acquire any shares of Common Stock pursuant to the unvested portion of the Stock Option will immediately terminate. However, notwithstanding anything herein to the contrary, the vesting of the Stock Option shall be subject to any vesting acceleration provisions applicable to the Stock Option contained in the Plan and/or any employment or service agreement, offer letter, severance agreement, or any other agreement between Optionee and the Company or any Affiliate or Subsidiary (such agreement, a “Separate Agreement”).

Agreements

By your signature and the Company’s signature below, you and the Company agree that this Stock Option is granted under and governed by the terms of the Plan and the Stock Option Agreement, all of which are attached hereto and incorporated herein by this reference. Capitalized terms used but not defined herein shall have the meanings given to them in the Plan or the Stock Option Agreement, as the case may be.

You further acknowledge that your rights to any Option Shares will be earned and become vested only as you provide Continuous Service to the Company over time, that the grant of this Stock Option is not consideration for service you rendered to the Company prior to the Grant Date, and that nothing herein or the attached documents confers upon you any right to continue your employment or other service relationship with the Company or any Affiliate or Subsidiary for any period of time, nor does it interfere in any way with your right or the Company’s (or any Affiliate’s or Subsidiary’s) right to terminate that relationship at any time, for any reason or no reason, with or without Cause, and with or without advance notice, except as may be required by the terms of a Separate Agreement or in compliance with governing public law.

Except as otherwise set forth in the Stock Option Agreement, the vested portion of this Stock Option may be exercised for three months after termination of your Continuous Service to the Company (but in no event later than the Expiration Date). You are responsible for keeping track of these exercise periods following termination for any reason of your Continuous Service to the Company. The Company is not obligated to provide further notice of such periods.

“COMPANY”	“OPTIONEE”

89bio, Inc.

[Name] [Title]	Name

Signature

Address

Address

89BIO, INC.

2019 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

(UNITED STATES AWARD AGREEMENT)

This Stock Option Agreement is made and entered into by and between 89bio, Inc., a Delaware corporation (“Company”), and the Optionee identified in the Notice of Grant of Stock Option (“Grant Notice”) which is attached hereto (“Optionee”).

1. Grant of Stock Option. Subject to the terms and conditions set forth herein, the Company hereby grants to Optionee a stock option (the “Stock Option”) to purchase from the Company, at the Exercise Price set forth in the Grant Notice, the number of Option Shares set forth in the Grant Notice. This Option is intended to be an Incentive Stock Option or a Nonstatutory Stock Option as set forth on the Grant Notice. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Grant Notice.

2. Incentive Stock Option. If, and only to the extent, that this Stock Option is identified as an Incentive Stock Option on the Grant Notice, it is intended to qualify as an “incentive stock option” under Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”) provided, however (a) this Stock Option shall cease to qualify as an Incentive Stock Option under the Code to the extent it is exercised (i) more than three months after the date the Optionee ceases to be an Employee for any reason other than death or permanent and total disability (as defined in Section 22(e)(3) of the Code), (ii) more than 12 months after the date the Optionee ceases to be an Employee by reason of such permanent and total disability or (iii) after the Optionee has been on a leave of absence for more than three months, unless the Optionee’s reemployment rights are guaranteed by statute or by contract; and (b) to the extent that the Stock Option (together with all other Company Incentive Stock Options held by Optionee) becomes exercisable for the first time during any calendar year for shares having a Fair Market Value greater than $100,000, the portion of such options which exceeds such amount will be treated as Nonstatutory Stock Options. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date required or permitted by such amendment to the Code.

3. Expiration of Stock Option. The Stock Option shall expire and cease to be exercisable as of the earlier of (i) the Expiration Date set forth in the Grant Notice or (ii) the date specified below in connection with the Optionee’s termination of Continuous Service:

(a) If the Optionee’s Continuous Service terminates by reason of death or Disability, the Optionee (or the Optionee’s estate, beneficiary or legal representative, as applicable) may exercise any portion of the Stock Option that is vested and exercisable at the time of such termination until the date that is twelve (12) months following the date of such termination. Any portion of the Stock Option that is not vested and exercisable at the time of such termination shall be forfeited and canceled as of the date of such termination.

(b) If the Optionee’s Continuous Service terminates for any reason other than death, Disability, or Cause, the Optionee may exercise any portion of the Stock Option that is vested and exercisable at the time of such termination until the date that is three (3) months following the date of such termination. Any portion of the Stock Option that is not vested and exercisable at the time of such termination shall be forfeited and canceled as of the date of such termination.

(d) If the Optionee’s Continuous Service is terminated by the Company for Cause, the entire Stock Option, whether or not then vested and exercisable, shall be immediately forfeited and canceled as of the date of such termination.

4. Exercise.

4.1 Exercisability. Subject to the terms and conditions of this Stock Option Agreement, the Stock Option shall become exercisable at such time or times, during such period and for such number of Option Shares as is set forth in the Grant Notice. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the Stock Option term, the Stock Option shall terminate and cease to be outstanding for any Option Shares for which the Stock Option has not been exercised.

4.2 Exercise Agreement. Optionee may exercise the Stock Option by delivering to the Company, either in person or by certified or registered mail or such other manner as approved by the Company, a duly executed exercise agreement in a form approved by the Company from time to time for such exercises (the “Exercise Agreement”), and payment in full of the purchase price as provided in Section 4.3 of this Stock Option Agreement. A copy of the Exercise Agreement will be provided by the Company to Optionee upon request, and no exercise of this Stock Option may be effected without the Optionee’s execution of such Exercise Agreement in the form approved by the Company and containing the provisions noted above.

4.3 Payment of Purchase Price. The purchase price for any Option Shares for which this Stock Option is exercised shall be paid in full in United States dollars at the time Optionee delivers to the Company the Exercise Agreement. The purchase price shall be paid in one or a combination of the following, to the extent permitted by the Company: (a) cash, check, bank draft or money order payable to the Company; (b) Common Stock; (c) through the delivery of a notice that Optionee has placed a market sell order with a broker acceptable to the Company with respect to shares of Common Stock then issuable upon exercise of the Stock Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the purchase price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale; or (d) net exercise (solely in the case of a Nonstatutory Stock Option). In addition to the purchase price, the Optionee shall pay the amount of tax required to be withheld (if any) by the Company or any Affiliate or Subsidiary as a result of the exercise of the Stock Option. The Optionee acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the exercise of the Stock Option from any amounts payable by it to the Optionee (including, without limitation, future cash wages).

4.4 Issuance of Shares. Fractional shares may not be exercised. Shares of Common Stock will be issued as soon as practical after exercise. Notwithstanding the above, the Company shall not be obligated to deliver any shares of Common Stock during any period when the Company determines that the exercisability of the Stock Option or the delivery of shares of Common Stock hereunder would violate any federal, state or other applicable laws. Until the consummation of an initial public offering of the Company’s Common Stock (“IPO”), any shares of Common Stock acquired upon the exercise of the Stock Options shall be voted by an irrevocable proxy, in the form attached hereto as Exhibit A. Such proxy shall be signed by the Optionee as a pre-condition to the exercise of any portion of the Stock Options by the Optionee.

5. Change in Control. Unless otherwise provided in a Separate Agreement, upon the occurrence of a Change in Control, Sections 9(c) and 9(d) of the Plan shall control.

6. Restrictions on Resales. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Optionee or other subsequent transfers by the Optionee of any shares of Common Stock issued as a result of the exercise of the Stock Option, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Optionee and other optionholders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

7. Rights as a Stockholder. Optionee shall have no rights as a stockholder of the Company with respect to any Option Shares until the issuance of the Common Stock subject to the Stock Option has been entered into the books and records of the Company.

8. No Transfer of Stock Option. Except as permitted by the Board or as permitted under the Plan, the Optionee may not assign or transfer the Stock Option to anyone other than by will or the laws of descent and distribution and the Stock Option shall be exercisable only by the Optionee during his or her lifetime.

9. Other Agreements Superseded. The Grant Notice, this Stock Option Agreement, the Plan and any Separate Agreement, if applicable, constitute the entire understanding between the Optionee and the Company regarding the Stock Option. Any prior agreements, commitments or negotiations concerning the Stock Option are superseded.

10. Limitation in Interest in Shares Subject to Stock Option. Neither the Optionee (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Optionee shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or this Stock Option Agreement except as to such shares of Common Stock, if any, as shall have been issued to such person upon exercise of the Stock Option or any part of it. Nothing in the Plan, in the Grant Notice, this Stock Option Agreement or any other instrument executed pursuant to the Plan shall confer upon the Optionee any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Optionee’s employment or other service at any time for any reason.

11. No Liability of Company. The Company and any Affiliate or Subsidiary which is in existence or hereafter comes into existence shall not be liable to the Optionee or any other person as to: (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (b) any tax consequence expected, but not realized, by the Optionee or other person due to the receipt, exercise or settlement of any Stock Option granted hereunder.

12. Market Stand-Off. In connection with any public offering of the Company’s equity securities, pursuant to an effective registration statement, for such period as the Company or its underwriters may request, the Optionee shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any shares of Common Stock acquired under the Plan without the prior written consent of the Company or its underwriters.

13. General Provisions.

13.1 Tax Withholding. Whenever Option Shares are to be issued hereunder, the Company may require the Optionee to remit to the Company an amount sufficient to satisfy any national, state and local or other withholding tax requirements prior to the delivery of Option Shares.

13.2 Governing Plan Document. The Stock Option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Stock Option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan.

13.3 Governing Law. This Stock Option Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of law.

13.4 Electronic Delivery. By executing the Grant Notice, the Optionee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Optionee pursuant to applicable securities laws) regarding the Company and its Affiliates or Subsidiaries, the Plan, the Stock Option and the Common Stock via Company web site or other electronic delivery.

13.5 Notices. Any notice required or permitted to be delivered under this Stock Option Agreement shall be in writing (which shall include electronic transmission) and shall be deemed received (i) the business day following electronic verification of receipt if sent electronically, (ii) upon personal delivery to the party to whom the notice is directed, (iii) the business day following deposit with a reputable overnight courier (or the second business day following deposit in the case of an international delivery), or (iv) five days after deposit in the U.S. Mail, First Class with postage prepaid. Notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company. The recipient may acknowledge actual receipt at a time earlier than the deemed receipt set forth herein or by a means other than that set forth herein.

13.6 Successors/Assigns. This Stock Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

13.7 Severability. If one or more provisions of this Stock Option Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Stock Option Agreement, and the balance of the Stock Option Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. The parties agree to replace such illegal, void, invalid or unenforceable provision of this Stock Option Agreement with a legal, valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such illegal, void, invalid or unenforceable provision.

Exhibit A

PROXY

89BIO, INC.

2019 EQUITY INCENTIVE PLAN AND THE SUBPLAN FOR SERVICE PROVIDERS

IN ISRAEL

NOTICE OF GRANT OF STOCK OPTION

(ISRAELI PARTICIPANT AWARD AGREEMENT)

Name of Optionee:

Notice of Grant

89bio, Inc. (the “Company”) hereby grants to the Optionee named above the option to purchase shares (the “Option Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) upon the terms and subject to the conditions set forth in this Grant Notice, the 89bio, Inc. 2019 Equity Incentive Plan, including the Subplan to the 2019 Equity Incentive Plan for Service Providers in Israel (the “Master Plan” and the “Israeli Subplan”, respectively, and together, the “Plan”), the trust deed by and between the Trustee and the Company and/or its Affiliate (the “Trust Deed”) and the Stock Option Agreement promulgated under such Plan, each as amended from time to time. This award of Option Shares is granted pursuant to the Plan and is subject to and qualified in its entirety by the Stock Option Agreement.

Grant Date:	[_______]

Vesting Commencement Date:	[_______]

Exercise Price:	[_______]

Option Shares:	[_______]

Expiration Date:	[_______] (subject to earlier expiration in accordance with the terms of the Stock Option Agreement)

Type of Award	[__] 102 Capital Gain Award

[__] 102 Ordinary Income Award

Vesting Schedule

These Option Shares shall become vested and exercisable on the following basis:

• [_______]

subject in each case to Continuous Service through each such vesting date. If Optionee ceases Continuous Service for any or no reason before Optionee vests in any portion of the Stock Option, the unvested portion of the Stock Option and Optionee’s right to acquire any shares of Common Stock pursuant to the unvested portion of the Stock Option will immediately terminate. However, notwithstanding anything herein to the contrary, the vesting of the Stock Option shall be subject to any vesting acceleration provisions applicable to the Stock Option contained in the Plan and/or any employment or service agreement, offer letter, severance agreement, or any other agreement between Optionee and the Company or any Affiliate or Subsidiary (such agreement, a “Separate Agreement”).

Agreements

By your signature and the Company’s signature below, you and the Company agree that this Stock Option is granted under and governed by the terms of the Plan, the Stock Option Agreement and the Trust Deed, all of which are attached hereto and incorporated herein by this reference. Capitalized terms used but not defined herein shall have the meanings given to them in the Plan or the Stock Option Agreement, as the case may be.

You further acknowledge that your rights to any Option Shares will be earned and become vested only as you provide Continuous Service to the Company over time, that the grant of this Stock Option is not consideration for service you rendered to the Company prior to the Grant Date, and that nothing herein or the attached documents confers upon you any right to continue your employment or other service relationship with the Company or any Affiliate or Subsidiary for any period of time, nor does it interfere in any way with your right or the Company’s (or any Affiliate’s or Subsidiary’s) right to terminate that relationship at any time, for any reason or no reason, with or without Cause, and with or without advance notice, except as may be required by the terms of a Separate Agreement or in compliance with governing public law.

Except as otherwise set forth in the Stock Option Agreement, the vested portion of this Stock Option may be exercised for three months after termination of your Continuous Service to the Company (but in no event later than the Expiration Date). You are responsible for keeping track of these exercise periods following termination for any reason of your Continuous Service to the Company. The Company is not obligated to provide further notice of such periods.

“COMPANY” 89bio, Inc.	“OPTIONEE”

[Name]	Name
[Title]

Signature

Address

Address

89BIO, INC.

2019 EQUITY INCENTIVE PLAN AND THE SUBPLAN FOR SERVICE PROVIDERS

IN ISRAEL

STOCK OPTION AGREEMENT

(ISRAELI PARTICIPANT AWARD AGREEMENT)

This Stock Option Agreement is made and entered into by and between 89bio, Inc., a Delaware corporation (“Company”), and the Optionee identified in the Notice of Grant of Stock Option (“Grant Notice”) which is attached hereto (“Optionee”).

1. Grant of Stock Option. Subject to the terms and conditions set forth herein, the Company hereby grants to Optionee a stock option (the “Stock Option”) to purchase from the Company, at the Exercise Price set forth in the Grant Notice, the number of Option Shares set forth in the Grant Notice. This Option is intended to be an Approved 102 Award as set forth on the Grant Notice and is subject to the provisions of Section 102 and the rules and regulations promulgated thereunder, as now in effect or as amended or replaced from time to time. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Grant Notice.

2. Approved 102 Award.

(a)

The classification of the Stock Option as Approved 102 Award is conditioned upon the approval (or the deemed approval pursuant to the provisions of section 102(a) of the Ordinance) of the Plan and the Trustee by the ITA. In the event that such approval is not granted, regardless of reason, then the Stock Option shall be deemed to be Unapproved 102 Award, unless otherwise determined by the ITA.

(b)

The Stock Option will be issued to the Trustee. The Trustee will hold in trust the Stock Option, and any Common Stock to be issued upon exercise of the Option, and all other securities received following any exercise or realization of rights, including without limitation bonus stock, until the later to occur of: (i) the lapse of the minimum Holding Period as required under Section 102, or (ii) the full payment of all requisite taxes by the Participant, as shall be determined by the Company, its Affiliate and/or the Trustee, at their sole discretion. The administration of the Stock Option and any Common Stock covered thereby by the Trustee shall be in accordance with the provisions and processes agreed upon by the Company and/or its Affiliate and the Trustee.

3. Expiration of Stock Option. The Stock Option shall expire and cease to be exercisable as of the earlier of (i) the Expiration Date set forth in the Grant Notice or (ii) the date specified below in connection with the Optionee’s termination of Continuous Service:

(a) If the Optionee’s Continuous Service terminates by reason of death or Disability, the Optionee (or the Optionee’s estate, beneficiary or legal representative, as applicable) may exercise any portion of the Stock Option that is vested and exercisable at the time of such termination until the date that is twelve (12) months following the date of such termination. Any portion of the Stock Option that is not vested and exercisable at the time of such termination shall be forfeited and canceled as of the date of such termination.

(b) If the Optionee’s Continuous Service terminates for any reason other than death, Disability, or Cause, the Optionee may exercise any portion of the Stock Option that is vested and exercisable at the time of such termination until the date that is three (3) months following the date of such termination. Any portion of the Stock Option that is not vested and exercisable at the time of such termination shall be forfeited and canceled as of the date of such termination.

(d) If the Optionee’s Continuous Service is terminated by the Company for Cause, the entire Stock Option, whether or not then vested and exercisable, shall be immediately forfeited and canceled as of the date of such termination.

4. Exercise.

4.1 Exercisability. Subject to the terms and conditions of this Stock Option Agreement, the Stock Option shall become exercisable at such time or times, during such period and for such number of Option Shares as is set forth in the Grant Notice. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the Stock Option term, the Stock Option shall terminate and cease to be outstanding for any Option Shares for which the Stock Option has not been exercised.

4.2 Exercise Agreement. Optionee may exercise the Stock Option by delivering to the Company, either in person or by certified or registered mail or such other manner as approved by the Company, a duly executed exercise agreement in a form approved by the Company from time to time for such exercises (the “Exercise Agreement”), and payment in full of the purchase price as provided in Section 4.3 of this Stock Option Agreement. A copy of the Exercise Agreement will be provided by the Company to Optionee upon request, and no exercise of this Stock Option may be effected without the Optionee’s execution of such Exercise Agreement in the form approved by the Company and containing the provisions noted above.

4.3 Payment of Purchase Price. The purchase price for any Option Shares for which this Stock Option is exercised shall be paid in full in United States dollars at the time Optionee delivers to the Company the Exercise Agreement. The purchase price shall be paid in one or a combination of the following, to the extent permitted by the Company: (a) cash, check, bank draft or money order payable to the Company; (b) Common Stock; (c) through the delivery of a notice that Optionee has placed a market sell order with a broker acceptable to the Company with respect to shares of Common Stock then issuable upon exercise of the Stock Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the purchase price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale; or (d) net exercise. In addition to the purchase price, the Optionee shall pay the amount of tax required to be withheld (if any) by the Company or any Affiliate or Subsidiary as a result of the exercise of the Stock Option.

4.4 Issuance of Shares. Fractional shares may not be exercised. Shares of Common Stock will be issued as soon as practical after exercise. Notwithstanding the above, the Company shall not be obligated to deliver any shares of Common Stock during any period when the Company determines that the exercisability of the Stock Option or the delivery of shares of Common Stock hereunder would violate any federal, state or other applicable laws. Until the consummation of an initial public offering of the Company’s Common Stock (“IPO”), any shares of Common Stock acquired upon the exercise of the Stock Options shall be voted by an irrevocable proxy, in the form attached hereto as Exhibit A. Such proxy shall be signed by the Optionee as a pre-condition to the exercise of any portion of the Stock Options by the Optionee.

5. Change in Control. Unless otherwise provided in a Separate Agreement, upon the occurrence of a Change in Control, Sections 9(c) and 9(d) of the Master Plan shall control.

6. Restrictions on Resales.

(a) Any transfer or other disposition of the shares of Common Stock to be issued upon exercise of the Stock Option (and/or any securities of the Company received subsequently following any realization of rights, including without limitation, bonus stock), shall be subject to the limitations set forth in the Plan and this Stock Option Agreement; (ii) the Company’s articles of incorporation and bylaws (as amended from time to time); (iii) any stockholders’ agreement to which the holders of Common Stock of the Company may be bound; (iv) restrictions included in the Company’s insider trading policy, or similar document, if any; (v) any applicable law (including securities law of any applicable jurisdiction); and (vi) the signing of an irrevocable proxy by the transferee in the form attached hereto as Exhibit A, mutatis mutandis.

(b) Notwithstanding the foregoing, as long as the Option and any rights and interests with respect thereto are held by the Trustee on behalf of the Participant, all rights of the Participant over the Stock Option, the Common Stock covered thereby and any rights thereto are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

7. Rights as a Stockholder. Optionee shall have no rights as a stockholder of the Company with respect to any Option Shares until the issuance of the Common Stock subject to the Stock Option has been entered into the books and records of the Company.

8. No Transfer of Stock Option. Except as permitted by the Board or as permitted under the Plan, the Optionee may not assign or transfer the Stock Option to anyone other than by will or the laws of descent and distribution and the Stock Option shall be exercisable only by the Optionee during his or her lifetime.

9. Other Agreements Superseded. The Grant Notice, this Stock Option Agreement, the Plan, the Trust Deed and any Separate Agreement, if applicable, constitute the entire understanding between the Optionee and the Company regarding the Stock Option. Any prior agreements, commitments or negotiations concerning the Stock Option are superseded.

10. Limitation in Interest in Shares Subject to Stock Option. Neither the Optionee (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Optionee shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or this Stock Option Agreement except as to such shares of Common Stock, if any, as shall have been issued to such person upon exercise of the Stock Option or any part of it. Nothing in the Plan, in the Grant Notice, this Stock Option Agreement or any other instrument executed pursuant to the Plan shall confer upon the Optionee any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Optionee’s employment or other service at any time for any reason.

11. No Liability of Company. The Company and any Affiliate or Subsidiary which is in existence or hereafter comes into existence shall not be liable to the Optionee or any other person as to: (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (b) any tax consequence expected, but not realized, by the Optionee or other person due to the receipt, exercise or settlement of any Stock Option granted hereunder.

12. Market Stand-Off. In connection with any public offering of the Company’s equity securities, pursuant to an effective registration statement, for such period as the Company or its underwriters may request, the Optionee shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any shares of Common Stock acquired under the Plan without the prior written consent of the Company or its underwriters.

13. General Provisions.

13.1 Tax Matters.

(a) The Company does not represent or warrant that the Stock Option (or the purchase or sale of the shares of Common Stock subject hereto) will be subject to particular tax treatment. The receipt of the Stock Option, the exercise thereof or the disposal of the Stock Option or the shares of Common Stock covered thereby may result in tax and/or other mandatory payment consequences. The Participant acknowledges that he/she should review with his/her own tax advisors the tax treatment of the Stock Option (including the purchase and sale of shares of Common Stock subject hereto) and should rely solely on those advisors in that regard.

(b) Any tax arising with respect to the grant or exercise of the Stock Option, the payment for, or disposition of, shares of Common Stock covered thereby, or from any other event or act in connection therewith (of the Company, its Affiliates, the Trustee or the Participant, including without limitation, in the event that the Stock Option does not qualify under the tax classification/tax track in which it was intended), shall be borne solely by the Participant. The Company, its Affiliates, and the Trustee shall be entitled to withhold taxes according to the requirements of any applicable laws, rules, and regulations, including withholding taxes at source. The Participant shall indemnify the Company, its Affiliates, and the Trustee, as the case may be, and hold each of them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company or any Affiliate thereof may exercise such indemnification by deducting the taxes subject to indemnification from Participant’s salaries or remunerations.

(c) Notwithstanding anything to the contrary, the Board, or when applicable, the Trustee shall not release the Stock Option or any Common Stock allocated or issued upon exercise of the Stock Option (including rights or bonus stock) prior to the full payment of the Participant’s tax liabilities arising from the Stock Option which was granted to him/her and/or any Common Stock allocated or issued upon exercise of such Stock Option, or the sale or other disposition of such Common Stock.

(d) The Participant hereby acknowledges that he or she is familiar with the provisions of Section 102 and the regulations and rules promulgated thereunder, including without limitations the type of Award granted hereunder and the tax implications applicable to such grant.

(e) In the event that the requirements for the Approved 102 Award are not met, then this Stock Option shall be regarded as Unapproved 102 Award.

13.2 Governing Plan Document. The Stock Option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Stock Option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan.

13.3 Governing Law. This Stock Option Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of law, provided, however, that all questions concerning the construction, validity and interpretation of this Stock Option Agreement in connection with tax matters shall be governed by, and construed in accordance with, the laws of the State of Israel, without regard to principles of conflicts of law.

13.4 Electronic Delivery. By executing the Grant Notice, the Optionee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Optionee pursuant to applicable securities laws) regarding the Company and its Affiliates or Subsidiaries, the Plan, the Stock Option and the Common Stock via Company web site or other electronic delivery.

13.5 Privacy Protection. The Participant hereby authorizes the Company and any Affiliate thereof to provide the Trustee with any information required for the purpose of administering the Plan, including executing its obligations according to Section 102 and the trust agreement, including without limitation information about the Participant’s Stock Option, shares of Common Stock, income tax rates, salary bank account, contact details and identification number

13.6 Notices. Any notice required or permitted to be delivered under this Stock Option Agreement shall be in writing (which shall include electronic transmission) and shall be deemed received (i) the business day following electronic verification of receipt if sent electronically, (ii) upon personal delivery to the party to whom the notice is directed, or (iii) the business day following deposit with a reputable overnight courier (or the second business day following deposit in the case of an international delivery). Notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company. The recipient may acknowledge actual receipt at a time earlier than the deemed receipt set forth herein or by a means other than that set forth herein.

13.7 Successors/Assigns. This Stock Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

13.8 Severability. If one or more provisions of this Stock Option Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Stock Option Agreement, and the balance of the Stock Option Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. The parties agree to replace such illegal, void, invalid or unenforceable provision of this Stock Option Agreement with a legal, valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such illegal, void, invalid or unenforceable provision.

Exhibit A

PROXY

Trust Deed